Exhibit 99.1

Cogo Group, Inc. Fourth Quarter 2010 Preliminary Results Reports Highest Quarterly Revenue and Non-GAAP EPS in Company History

•	Reports $113.5 million in preliminary unaudited revenue, up 28.9% year-over-year, and 24 cents in Non-GAAP EPS Diluted in the fourth quarter of 2010
•	Closed MDC Tech acquisition on January 31, 2011
•	Provides first quarter of 2011 guidance of $95-$100 million in revenue and 19 cents of Non-GAAP EPS Diluted

SHENZHEN, China, February 1, 2011 - Cogo Group, Inc. (“Cogo” or the “Company”) (Nasdaq: COGO), a leading gateway for global semiconductor companies to access the Industrial and Technology sectors in China, today announced its preliminary unaudited financial results for the fourth quarter of 2010. For the quarter ended December 31, 2010, the Company reports revenue of approximately $113.5 million, an increase of 28.9% from the prior year period. The Company saw continued strength across all end-markets, with particular potency in the following areas: Automotive, Smart Meter/Grid, High Speed Rails, 3G Smartphones, High Definition Television (“HDTV”) and Tablets.

Jeffrey Kang, CEO of Cogo, commented, “We are very pleased with Cogo’s business results in the fourth quarter and expect to continue to demonstrate strong growth in 2011. In the fourth quarter of 2010, both our customer base and our Average Revenue Per User (“ARPU”) grew over 10% from the prior year period. We expect to continue to leverage our business-to-business services platform across our customer base of approximately 1,600 customers.  Given our view that our addressable market is over $20 billion, I am increasingly confident that Cogo can reach $1 billion in annual sales within the next few years.”

The Company reports Non-GAAP net income of approximately $9.3 million. Non-GAAP diluted earnings per share (“Non-GAAP EPS Diluted”) is approximately $0.24 for the fourth quarter 2010, compared to $0.19 for the same period of the prior year, representing an increase of approximately 27.9%.  Net income on a U.S. GAAP basis is approximately $4.6 million and EPS Diluted on a U.S. GAAP basis is approximately $0.12 for the fourth quarter 2010, compared to $0.11 for the same period of the prior year. The Company’s gross margin is 14.2% for the fourth quarter 2010, compared to 14.5% reported for the corresponding quarter 2009 and 14.2% for the third quarter 2010.

Based on current conditions, management’s guidance for the first quarter of 2011 is $95-$100 million in revenue and an estimated Non-GAAP EPS Diluted of $0.19.  This implies year-over-year revenue growth in the first quarter of 2011 in the range of 17%-23% and includes approximately $1-$2 million in revenue from the acquisition of MDC Tech. The Company estimates Non-GAAP operating margins to rise to approximately 9%. Over the longer term, the Company continues to target gross margins of 15% and operating margins of 10%.

Mr. Kang said, “I remain very encouraged by the Cogo team’s strong execution. Our revenue growth in the fourth quarter of 2010 was the highest quarterly growth rate we posted all year and our order visibility into 2011 is strong. We see tremendous opportunities across a wide range of fast growing end-markets, including Automotive, Smart Meter/Grid, Health Care, Tablets, 3G Smartphones, HDTV and High Speed Railways. The closing of the MDC Tech acquisition provides us with a strong foothold in two fast growing Industrial markets: Health Care and Smart Grid. ”

Cogo will host a teleconference at 4:30 p.m. Eastern Time on Tuesday, February 1, 2011 to report unaudited preliminary earnings results for the fourth quarter of 2010 and to provide a business outlook for the first quarter of 2011. The Company will release final and detailed 2010 audited results and other information in March 2011. Statements and numbers in this release have not been audited, and they are based on current expectations and may differ from the audited results.

Cogo 2010 Q4 Preliminary Earnings Results Conference Call

Date/ Time:
February 1, 2011 (Tuesday) @ 4:30 PM (ET)

Conference Call:
US/ Canada Toll-Free: 1-877-941-1427
International: +1-480- 629-9664

Webcast/ Audio Recording:
http://viavid.net/dce.aspx?sid=00008018

Replay (from 02/01/2011 at 7:30 pm to 02/08/2011 at 11:59 pm ET):
US/ Canada Toll-Free: 1-800-870-5176 (Passcode: 4401144)
International: +1 -858-384-5517 (Passcode: 4401144)

About Cogo Group, Inc.:
Cogo Group, Inc. (Nasdaq: COGO) is the leading gateway for global semiconductor companies to access the rapidly growing Industrial and Technology sectors in China. Through its unique business-to-business services platform, Cogo designs customized embedded solutions using technology from suppliers including Intel, Broadcom, Xilinx, SanDisk, Freescale, Atmel and others for a customer base of over 1,600 Chinese OEMs/ODMs. Cogo’s customer list includes approximately 100 blue-chip companies, including ZTE, BYD and NARI, as well as over 1,400 Small and Medium Enterprises (SMEs). The Company serves a broad list of rapidly growing end-markets in China, including 3G Smartphones, Tablets, Automotives, High-Speed Railway, Smart Meter/Smart Grid, Healthcare and High Definition Television “HDTV”. Cogo’s fastest growing end-market is Industrial business, which constituted close to 18% of total company sales at the end of 2010. Cogo has approximately 560 employees, with about 280 focused on engineering and 100 in direct sales.

For further information:
Investor Relations

www.cogo.com.cn/investorinfo.html
communications@cogo.com.cn
H.K.: +852 2730 1518
U.S.: +1 (646) 291 8998
Fax: +86 755 2674 3522

Safe Harbor Statement:
This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include statements about our proposed discussions related to our business or growth strategy such as growth in digital media, mobile handset and telecommunications end-markets or potential acquisitions, all of which are subject to change. Such information is based upon expectations of our management that were reasonable when made, but may prove to be incorrect. All such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. For further descriptions of other risks and uncertainties, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings, including our most recent Forms S-1 and/or S-3. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov.

About Non-GAAP Financial Measures:
To supplement Cogo's consolidated financial results presented in accordance with GAAP, Cogo uses the following measures defined as Non-GAAP financial measures by the SEC: 1) Non-GAAP net income attributable to Cogo Group, Inc., which is net income attributable to Cogo Group, Inc.  excluding share-based compensation expense and acquisition related costs, net, such as amortization, impairment and extraordinary gain of intangible assets, related deferred taxation and impairment of goodwill, 2) Non-GAAP diluted earnings per share attributable to Cogo Group, Inc., which is diluted earnings per share attributable to Cogo Group, Inc. excluding share-based compensation expense and acquisition related costs, net, such as amortization, impairment and extraordinary gain of intangible assets, related deferred taxation and impairment of goodwill. The presentation of these Non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these Non-GAAP financial measures, please see the table captioned “Unaudited Reconciliation of Non-GAAP measures to the most comparable GAAP measures” set forth at the end of this release.

Cogo believes that these Non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding share-based compensation expense and acquisition related costs, net, such as amortization, impairment and extraordinary gain of intangible assets, related deferred taxation and impairment of goodwill that may not be indicative of its operating performance from a cash perspective. Cogo believes that both management and investors benefit from referring to these Non-GAAP financial measures in assessing its performance and when planning and forecasting future periods. These Non-GAAP financial measures also facilitate management's internal comparisons to Cogo's historical performance. Cogo computes its Non-GAAP financial measures using the same consistent method from quarter to quarter. Cogo believes these Non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. A limitation of using Non-GAAP net income attributable to Cogo Group, Inc. and Non-GAAP diluted earnings per share attributable to Cogo Group, Inc. is that these Non-GAAP measures exclude share-based compensation expense and acquisition related costs, net, such as amortization, impairment and extraordinary gain of intangible assets, related deferred taxation and impairment of goodwill that have been and will continue to be for the foreseeable future a recurring expense in our business. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from each Non-GAAP measure. The accompanying table has more details on the reconciliations between GAAP financial measures that are most directly comparable to Non-GAAP financial measures.

Table Attached

COGO GROUP, INC.

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO THE MOST COMPARABLE GAAP MEASURES

	For the quarter ended	For the quarter ended	For the quarter ended
	Dec 31, 2010	Sep 30, 2010	Dec 31, 2009
	(unaudited)	(unaudited)	(unaudited)
Net income	$’ million	$’ million	$’ million
GAAP net income attributable to Cogo Group, Inc.	4.6	4.7	4.3
Share-based compensation expense	7.6	2.6	2.2
Acquisition related (gain)/ costs, net - amortization, impairment and extraordinary gain of intangible assets, related deferred taxation and impairment of goodwill	(2.9)	0.7	0.7
Non-GAAP net income attributable to Cogo Group, Inc.	9.3	8.0	7.2

Earnings per share	$	$	$
GAAP net income attributable to Cogo Group, Inc. per common share-Diluted	0.12	0.12	0.11
Share-based compensation expense per common share – Diluted	0.20	0.07	0.06
Acquisition related (gain)/ costs, net, per common share – Diluted - amortization, impairment and extraordinary gain of intangible assets, related deferred taxation and impairment of goodwill	(0.08)	0.02	0.02

Non-GAAP net income attributable to Cogo Group, Inc. per common share-Diluted	0.24	0.21	0.19